UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2005 (May 5, 2005)

PC CONNECTION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack , New Hampshire	03054

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  603-683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 5, 2005, PC Connection, Inc., a Delaware corporation (the “Company”), has entered into an offer letter with Kenneth A. Grady (the “Offer Letter”). Mr. Grady was appointed Vice President and General Counsel of the Company effective July 11, 2005, and Secretary of the Company effective July 22, 2005. Prior to joining the Company, Mr. Grady, age 48, served as Executive Vice President, General Counsel and Secretary of KB Toys, Inc., a mall-based specialty retailer of toys, from 2004 to 2005; as Vice President, General Counsel and Secretary of KB Toys, Inc. from 2001 to 2004; and as Vice President, Group Counsel and Assistant Secretary of Payless ShoeSource, Inc., a mall-based specialty retailer of footwear and accessories, from 2000 to 2001.

Pursuant to the terms of the Offer Letter, Mr. Grady’s base salary will be $250,000 and he will be eligible for a bonus of up to 25% of his base salary. In addition, the Company agreed to pay Mr. Grady $37,500 in 2005 and in 2006 in lieu of an anticipated bonus based on a plan established by his prior employer. Mr. Grady has been granted an option to purchase 20,000 shares of the Company’s common stock, which vests in equal installments over four years commencing on the date of employment. The exercise price of these options is $6.72 per share. Mr. Grady also will receive reimbursement for relocation expenses in an aggregate amount not to exceed $85,000.

In the event Mr Grady is terminated for any reason other than cause, death, disability or change of control, he is entitled to receive severance in an amount equal to his base salary level for the earlier of six months or until he obtains subsequent employment. In the event of a change of control, and Mr. Grady’s position is eliminated or he is not offered a comparable position, he is entitled to receive severance in an amount equal to his base salary level for the earlier of twelve months or until he obtains subsequent employment.

Pursuant to the Offer Letter, cause is defined as, without limitation, failure to comply with rules, standards, or procedures promulgated by the Company, neglect of, or substandard performance of assigned responsibilities, breach of the terms of the covenant not to compete and disclose confidential information, falsification of records or documentation of the Company or any act of dishonesty or moral turpitude. For the avoidance of doubt, a reorganization or modification of Mr. Grady’s duties does not constitute termination.

Pursuant to the Offer Letter, change of control is defined as a change in the ownership of more than 50% of the Company’s common stock then outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2005

PC CONNECTION, INC.

By:	/S/ JACK FERGUSON
Jack Ferguson Treasurer and Interim Chief Financial Officer